TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

TIX CORPORATION

Moderator: Mitch Francis
November 15, 2006
3:30 p.m. CT

Operator: Good day, ladies and gentlemen, welcome to the Tix Corporation earnings conference call. As a reminder, today's call is being recorded.

Please note before we get started, during this conference call, the company will make projections or other forward looking statements. We caution you that all statements that are not statements of historical fact are forward looking statements, including any projections of earnings, revenues, sales, cash or other financial items.

Any statements of the plans, strategies, and the objectives of management, any statements regarding expectation for the success, any statements concerning proposed new products and government approval of patents or trademarks, facilities, products, services, developments, statements of expectations regarding pending transactions, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing.

These statements are based on expectations and assumptions as of the date of this conference call and are subject to numerous risks and uncertainties which could cause actual results to differ materially from those described in the forward looking statements.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

The risks and uncertainties include our limited capital, limited access to financing, competition, and other factors beyond our control or that may be beyond our control including those detailed from time to time in our reports filed with the Securities and Exchange Commission. Tix Corporation assumes no obligation to update those forward looking statements to reflect future events or actual outcomes and does not intend to do so.

At this time, I would like to turn the conference over to Mr. Mitch Francis. Mr. Francis, please go ahead.

Mitch Francis: Good afternoon, everyone. I'm Mitch Francis. I am the Chairman and CEO of Tix Corporation. Thank you for participating in our first conference call. I would like to present our information to you in three sections; first, because this is our first conference call, I'd like to describe our business. Second, I will address our performance as reflected in our third quarter 10-QSB report which was filed on Monday and as many of you know, the report reflects our best quarterly results ever. Finally, I will describe some of our growth plans along with some projections of results through next year.

The first section is the business. Tix Corporation owns a wholly owned subsidiary, Tix4Tonight. The company is primarily in the business of selling discount show tickets in Las Vegas. The core business is to sell half priced tickets on the same day of the show. Simply put, the idea is that we sell tickets for left over seats that the show and other brokers have not been able to sell just hours before show time. And there are thousands of such unsold seats everyday because Las Vegas currently has approximately 85 shows.

We operate four ticket facilities in Las Vegas, three are in strategic heavily foot traffic locations on the Las Vegas strip and we have one in the Fremont Street experience downtown. The location of our ticket facilities coupled with the sign and storefront visibility from the sidewalks are a material factor to our success. More than 50 percent of our customers discover us because they are walking the strip and see our signs or lines in front of our facilities.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

All of our tickets are on consignment, so we pay only for the tickets that we've actually sold. We charge the shows a commission equal to 10 percent of their original box office price. We also charge our customers a service charge of $4 per ticket. For example, on a standard 50 percent off ticket, the box office price is say $100. We sell it to the public for $50. We get a $10 commission from the show and a $4 service charge from the customer. So we earned $14 per ticket on that transaction. We have agreements to sell shows in most of the major Las Vegas hotels, including the Wynn Resort, Venetian, Treasure Island, Riviera, Harrah's, Flamingo, Rio, Imperial Palace, Aladdin, MGM, New York, New York, Tropicana, Excalibur, Luxor and Mandalay Bay. Within these and other properties, we currently sell tickets to 58 shows and attractions plus headline events.

Our basic method of operation is that the shows communicate our ticket supply for that night's performances by 10:30 AM each day. Many of our shows just give us a standing order for the number of tickets for each performance which they alter as needed. We edit our software to reflect the day's offerings, then turn on our menu boards which are plasma screens at our four facilities. We open ticket sales at 11 AM each day and close at eight PM. Customers begin lining up at our facilities at much as an hour prior to opening each day to be sure of getting their first choice of tickets. I have to tell you it's quite a thrill to see our lines down the street each day at every one of our facilities. There's no doubt that we are delivering a product that people truly want.

Here's how the operation works; customers arrive at one of our facilities usually with no idea of the show they want to see. Our ticket facilities are designed to assist in the decision making process. In addition to the menu boards, we have monitors showing video loops of 30 second promos of each show. We have brochure racks with the standard four inch by nine inch cards describing the shows. And perhaps most importantly, we have highly trained staff who are positioned in front of our sales counters to assist in selecting a show. Our staff does not receive commissions based on the shows they sell rather the number of shows they sell. The shows truly appreciate this policy so that we are never selling one show over another. Instead, we help a customer to select a category of show they want, such as a production show, comedy, showgirls, musicals, et cetera. Then, we show them the materials for the shows that fit their desire category and describe each show if needed.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Here's an interesting nuance about our Las Vegas business, the shows also sell a significant percentage of their tickets on the same day of the show. As a result, they don't want us to compete with their full price ticket sales by offering our discount tickets in advance or online or over the phone. Customers must show up at our facilities to find out what shows we have, stand in line, and purchase tickets that are still available when it's their turn. It may sound strange, but the inconvenience of our operation is an integral part of our Las Vegas operational design and success.

Tix4Tonight has ramped up quickly as measured in several different ways. In just a few years, we have become a very prominent ticketing service, both for the Las Vegas shows and the Las Vegas tourists, of which there are currently nearly 40 million per year. As we will discuss, our growth in terms of ticket sales has been geometric. We have steadily increased the number of shows we sell, the number of tickets we sell and the number of places to sell them. We established a new program called SOS or sold out show program. We have found great success in offering many shows that are often in sold status by offering them at a lesser discount than our normal 50 percent, usually 25 percent off. This has gotten us many top level shows who simply would not work with us at half price. Our customers have reacted enthusiastically to the greatly enhanced offerings. The SOS program is yielding dramatic results and accounts for a good percentage of our increased ticket sales in both the number of tickets sold and the higher average price of our ticket sales.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004
5

We have just begun rolling within our Las Vegas market by adding more product lines that conform to our business model. We call this overall model expiring inventory marketing. That is, just as we sell empty seats to shows just before show time, we can market other products that expire with the passing of time. As such, the company just launched it's first new product line called Tix4Dinner. We realize that virtually every one of our customers is going out to dinner, as well as going to a show we sell them. Further, before and after the show corresponds to off peak times for most restaurants. That is, booking reservations before seven PM and after nine PM provides restaurateurs the same opportunity to fill their empty seats as we offer to show producers.

We have signed several restaurants so far mostly in hotels whose shows we also sell. We simply book reservations for our customers at these restaurants where they get all of their entrees at half price. The restaurants still get full price on their high margin items such as drinks, appetizers, salads, and deserts. We charge our customers a service charge of between $1 and $3 each based on the price point of the restaurant.

Ultimately, we will also charge the restaurants $1 per person. The concept really takes shape as you consider that we can now package shows with dinners. This presents a great new marketing opportunity for the company. We are very encouraged by our initial testing of the Tix4Dinner program and feel that it will ultimately contribute nicely to our bottom line. Another potential of this business is that we believe we will be able to market the restaurant reservations both online and even potentially book reservations utilizing our customer's cell phones. Note that customers do not have to buy tickets for shows to be able to book discount dinner reservations through us.

We anticipate announcing another new product line in the near future of offering discount golf reservations. We are pursuing the purchase of a company already in this line of business in Las Vegas and are hopeful that the discount golf business will contribute to our bottom line.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Let's move to offices and staffing. Tix Corporation has it's headquarter offices in Studio City, California. The office directs all corporate business and serves as the catalyst for all growth plans and a more national perspective. We are a Delaware corporation and three of the board members have served since the company's inception. They include Ben Frankel, a CPA with an extensive background in all aspects of accounting and public company operations, (Norm Firestein), a lawyer with an excellent background in general business operations both from legal and accounting perspectives, and I serve as Chairman. Ben and Norm's superb counsel over the years has been a tremendous help to me and of course, to the company and it's shareholders.

Tix Corporation has been fortunate in it's ability to obtain strategic consulting assistants, included are Jerry Gray and Irwin Olian, who have extensive experience in corporate development and capitalization. And Joe Marsh and Rick Karniak who have been extremely successful in the entertainment production and promotion business. These top level executives generously lend their vast knowledge and expertise to the company in these important areas. All four of these advisors have large equity positions in the company.

In addition to our four ticket facilities in Las Vegas, we have a 3,500 foot square office from where we direct all of our Las Vegas business and our approximately 50 employees. Our ticket facilities are quite efficient so the office is home base to all of our operation staff. This includes Kimberly Simon, our Vice President in charge of all operations of the company. She has been with the company for more than nine years, both creating and directing our operations methodology and practice. The company has developed an excellent staff which is highly trained in our operational requirements of ticketing software, show knowledge, customer relations to the show's producers, box offices and staff.

And most importantly, customer service which we pride ourselves on. Our staff puts extra effort into our success every day by working very long hours, working in difficult conditions such as temperatures ranging from 35 to 120 degrees, talking to customers for hours on end, and remaining upbeat and pleasant the entire time. We believe management's relationship with staff is excellent.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Now, we'll move to part two and discuss our results from operations. Once again, this is the most exciting time in our company's history. The company is generating positive cash flow, we have cash in the bank, we're out of debt, except for minor equipment leases, and gross sales are growing exponentially. Our stock seems to be reflecting our efforts, results and potential and we have excellent growth plans.

Before I begin to discuss our operational results, it will be helpful for me to explain that we are required to report to the SEC only the revenue we receive from commissions and fees, not the actual gross ticket sales. I'll start by reporting on the three months ended September 30th, 2006 versus the third quarter of 2005. Note that all numbers have been rounded to the nearest thousand.

During Q3, 2006, monthly gross ticket sales for the quarter were $2,046,000 in July 2006 versus $950,000 in July 2005, an increase of 115 percent. August 2006 was $2,138,000 versus $946,000 in 2006, an increase of 126 percent. And September 2006 was $2,089,000 versus $863,000 2005, an increase of 142 percent. Commissions and fees were on gross sales value of show tickets sold to customers of $6,217,000 for the three months of 2006 as compared to $2,735,000 in 2005, an increase of $3,483,000 or 127 percent. As reported, Q3 2006 revenues from ticket commissions and fees were $1,034,000 as compared to $741,000 Q3 of 2005, an increase of $693,000 or 93.6 percent.

Operating expenses for Q3 2006 were $1,948,000. We deduct $772,000 of non-cash expenses to get a more accurate picture of expenses of $1,177,000. This contrast to $853,000 of expenses in Q3 2005. Therefore, operating expenses increased $324,000 over 2005. We attribute the increase in expenses to an increase of direct costs of revenues, particularly in rent expense resulting from additional ticketing locations open in late 2005 and an increase in payroll costs resulting from the hiring of additional employees to staff and manage these locations. Selling and marketing expenses increased due to a minor increase in advertising. General and administrative expenses also increased as a result of the increase in merchant fees and corporate staffing costs which were offset in part by a decrease in consulting and legal fees. Depreciation and amortization incurred an increase due to lease hold improvements and equipment acquired for Tix4Tonight's additional ticketing locations.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

As a result of the aforementioned factors, the loss from operations for Q3 2006 was $532,000 which included a non-cash compensation of $772,000 as compared to a loss from operations of $117,000 for Q3 2005, which included non-cash compensation expense of just $5,000.

On September 13th, 2006 the company repaid it's full debt obligation of $1,180,000 including accrued interest of $298,000 by making a final cash payment of $102,000. As a result, the company recognized a non-cash gain on settlement of debt of $1,079,000 during Q3 2006. As a result of the aforementioned factors and others, income from continuing operations was $434,000 for Q3 2006 as compared to a loss from continuing operations of $199,000 for Q3 2005, an improvement of $632,000. So net income was the same $434,000 for Q3 2006 or two cents per share as compared to a net loss of $96,000 in Q3 2005, an improvement of $530,000.

Now let's look at the nine months ended September 30th, 2006 and 2005. Revenues from ticket commissions and fees were $3,762,000 for the nine months ended September 30, 2006 as compared to $1,892,000 for the same period in 2005, an increase of $1,871,000 or 98.9 percent. Commissions and fees were earned on the gross sales value of show tickets sold to customers of $15,736,000 for the nine months ended September 30th, 2006, as compared to $7,160,000 for the same period in 2005, an increase of $8,575,000 or 119.8 percent. Direct costs of revenues and other expenses for the nine months ended September 30, 2006 versus 2005 tended to mirror the increases experienced during Q3 2006 over Q3 2005 due to an increase in rent expense resulting from additional ticket facilities opened in late 2005 and an increase in payroll costs resulting from the hiring of additional employees to staff these locations. This resulted in the following income results; income from continuing operations was $210,000 for the nine months ended September 30th, 2006 as compared to a loss from continuing operations of $1,402,000 for the same period of 2005. Net income was $215,000 for the nine months ended September 30, 2006 as compared to a net loss of $1,308,000 for the same period in 2005.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Let's get to the heart of the matter by looking at the statement of cash flows for the nine months ended September 30, 2006 versus 2005. Net cash provided by operating activities was $512,000 for 2006 versus $44,000 in 2005. Investing activities cash used in 2006 was $59,000 versus $170,000 in 2005. And net cash provided by financing activities was $460,000 in 2006 versus $146,000 in 2005. This had a net increase in cash to the company in 2006 of $912,000 versus $20,000 for the same period in 2005.

Now we'll go to section three, the growth plans and projections. Tix4Tonight's current Las Vegas infrastructure is already a profitable machine. It is continuing to grow and prosper in leaps and bounds. We will do everything in our power to protect and nurture it's further growth. Las Vegas will remain our brick and mortar platform from which all other growth will be pursued and managed. As such, we are currently seeking additional ticket facility sites within Las Vegas to expand our current operations. We have been developing growth plans for quite some time now and are already pursuing a couple of them in Las Vegas as previously described. That said, we would like to expand our inventory marketing to other - to cities in the United States.

There are very few other major metropolitan areas that have the kind of geographic concentration of ticketed events and people like we have in Las Vegas. For example, Los Angeles has dozens of theaters along with numerous event venues and sports teams. However, we would probably need 20 ticket facilities to cover the area. We believe that we will be able to establish our offering of discount tickets, dinners, golf, et cetera online in most major metropolitan areas and be able to offer them to online customers a few days in advance rather than same day. This is because most cities are local population based, unlike Las Vegas which is tourist based. In local markets, tickets are purchased in advance rather than same day; the exact opposite of Las Vegas. Therefore, a few days advance in other cities is tantamount to a few hours advance in Las Vegas.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Finally, we have a plan to offer premium tickets to major shows and events at market value prices, meaning above face value. We feel we will be able to compete in this arena due to our anticipated ability to obtain these prime tickets. More details will follow in the coming months on this program.

We are currently developing three online software packages to support all of these expansion plans of discount tickets, dinners, golf and premium tickets. The software is being produced in Bangalore, India by a firm with US offices in the Los Angeles area. This online capability will give us the ability to take our show on the road.

Moving forward, we previously announced that October results continued our upward climb. Gross ticket sale revenue was up 165 percent over October 2005 to become our best month ever, by nearly $300,000 to $2,426,000 from $915,000 in 2005. Tix4Tonight's 2006 year to date ticket sale revenue for the 10 months, January 1st, 2006 through October 31st, 2006 has increased 124 percent over the comparable period in 2005. We reached another important new record last month selling more than 56,000 tickets which was another triple digit percentage increase over October 2005 number of tickets sold.

The fourth quarter is historically our best quarter of the year, with November and December our best months of the year. We anticipate that gross ticket sales for the fourth quarter will be approximately $7,600,000 which could provide a cash flow EBITDA of approximately $750,000 or approximately four cents per share. This does not include any results from operations from our Tix4Dinners or discount golf programs which we hope will be operational during the quarter. We anticipate gross ticket sales for the entire year of 2006 to be approximately $23.5 million as compared to $10.3 million in 2005 for an increase of approximately 128 percent. We believe it may be possible to achieve a net income EBITDA next year in the 20 cent to 40 cent per share range. These hopeful projections are without any contribution from the premium ticket project or growth to additional cities.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Please refer back to the Safe Harbor disclaimer read at the beginning of this call which cautioned against relying on the aforementioned forward looking statements and projections. As a reminder, we trade on the over the counter bulletin board and our stock symbol is TIXC, T-I-X-C.

Thank you for listening and we would now like to open the line for your questions and comments.

Operator: Thank you, Mr. Francis. The question and answer session will be conducted electronically. If you would like to ask a question, please press the star key followed by the digit one. Remember if you are using a speakerphone to turn off your mute function before signaling for a question. Once again, that is star followed by the one to ask a question. We'll pause for just a moment.

We have one question in our queue coming from Chris Maggiorie.

Chris Maggiorie: Hi, Mitch. How are you?

Mitch Francis: Fine, thanks. How are you, Chris?

Chris Maggiorie: Good. Very pleased to see your numbers and your growth. It's amazing. I was out to Las Vegas maybe a month ago and saw the lines and very impressed and just happy to be a part of Tix. Moving forward, your number for next year interesting, 20 to 40 cents, obviously, it looks like you'll hit 20 cents just on your core business now, that does not include any new venues like golf or dinners, correct?

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Mitch Francis: I'm sorry, I just dropped the phone. It actually does include some ramp up growth from golf and dinners. It does not include premium ticket business involvement or any business at all outside of the Las Vegas area.

Chris Maggiorie: OK. And what PE do you feel - because I look at it right now basically it's like a 10 PE, do you feel you can obtain a 20 to 30 PE with your growth rate? I mean it seems like you're a low PE at this point.

Mitch Francis: Well, I think the market dictates PE and …

Mitch Francis: … and I just don't know how to value it. We spend our time trying to make the net income as high as possible and let the market dictate our P&E. It seems that people seem to be saying at least that they think that we'll have a pretty high PE ratio because our growth story is so strong.

Chris Maggiorie: Right. Yes. It's incredible growth. OK. I appreciate it, Mitch. Thank you very much.

Mitch Francis: Thanks for your kind words. I really appreciate your involvement.

Chris Maggiorie: Thank you.

Operator: We have one question remaining in our queue, but once again, if you would like to ask a question, please press the star key followed by the digit one and another private investor, Mr. Fred Frisco.

 TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Fred Frisco: Good afternoon. My name is Fred Frisco, I'm a private investor. I want to commend you on your execution of a fine business plan.

Mitch Francis: I really appreciate that. Thanks so much.

Fred Frisco: Being in the New York area, I do see a few of these and I know the advantage of having these in an area especially, again, the New York area is a much smaller market I would believe because there aren't as many shows. But I know the lines are tremendous and brings me to a question. Your competition, is there competition in this business? And if not, how do you keep it away?

Mitch Francis: There is one competitor in the Las Vegas market that has one facility versus our three. This was actually a former partner of ours who is in the same business. They don't have anything like our sold out show program. We have quite a few shows more than they do, I mean a lot, and we are told by shows - virtually every show we deal with that they are selling just a fraction of the number of shows that we do. In terms of keeping other competition out of the market, it's really very interesting that the market has probably the tightest real estate market that I've ever been aware of and that to find major locations like we have on the strip is almost impossible. The major hotel properties don't want a discount ticket booth facility in front of their hotel, so you're limited to privately owned shopping malls and centers along the strip and they're very, very difficult to come up with and the rent is extremely high. So just finding facilities is one major impediment to competition coming in.

The other is that we have become so entrenched in the marketplace and dominate our market so strongly that I think it would be very difficult for other competition to come in and for shows to be willing to give anyone else coming into the marketplace a supply of tickets.

 TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Fred Frisco: Very good. I have one other question, it's part A and part B. Growing revenues, moving forward, is - can we expect, as investors, revenue to grow by increased commissions and/or adding the amount of areas that you put up your ticket booths?

Mitch Francis: Yes. Yes. To both questions, the answer is yes. The commission percentage we don't anticipate increasing, but what we've seen in a dramatic sense is that the price of the shows have gone up dramatically, both in terms of the shows overall raising ticket prices and the quality level of shows that we have, just by definition, have higher ticket prices. So our commissions have been going up quite, quite steadily and dramatically with that increased box office ticket price increase.

Fred Frisco: So basically, cost of living, things go up, the shows go up, your income goes up. Great. Part B. Do you have a projection, a 24 month projection? I'd like to see 12 month projections, but it's also very important to have a 24 month projection on earning revenue. You have a very wide range of 20 to 40 cents.

Mitch Francis: We do.

Fred Frisco: Which I mean to me, as an investor, indicates more like 40 and I'm not asking you to comment on that. What - do you have a projection, 24 months, at this point?

Mitch Francis: We have some internal looks at what kind of revenue might be generated from some of the directions that I've discussed that we're aiming toward, but nothing in terms of real 24 month out projections that anybody could rely on because, quite frankly, some of the business models that we have of our growth are still unknown and while we think that they could be extremely profitable, it's nothing that we're prepared at this time to present to the public as something that we're - that we really think is doable.

 TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Fred Frisco: OK. Thank you very much and again, I commend you on a business plan that you set out to do and the important thing is you're executing your plan and it sounds like a great business and I'm glad to be part of it.

Mitch Francis: Thanks so much.

Fred Frisco: You're welcome.

Mitch Francis: I really appreciate your comments.

Fred Frisco: You're welcome.

Operator: And Mr. Francis, we now move on to another private investor, Mr. Gary Susser.

Gary Susser: Mitch, it sounds like everyone is congratulating you so far. You must have a very swelled head.

Mitch Francis: I'm feeling real good, Gary. It's - I know you've been involved in the company for a very long time and I so appreciate how long you've hung in there with us and starting to see some fruits of that patience. So I'm feeling real good about the same thing.

Gary Susser: Very much so and it's well deserved and you're a type of person that deserves the backing even for years and continued years. My questions are very simply is what the future may hold and I don't know if you can answer this, but I will ask it anyway. Have you been approached by anyone to buy the company? Has anyone made any overtures to you?

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Mitch Francis: There was just a nibble that didn't go anywhere that just was really premature and I don't think we really fit the model of what that other company was looking for at the time, so really nothing of any consequence at all.

Gary Susser: Do you have amongst any members who own shares, any people that cause you concern in terms of the direction you're going and fighting you in the direction that you're going because, as I've told you and as we have heard today, you have a lot of covet from all of us.

Mitch Francis: No. No. I have to tell you I've never been involved in anything with such strong support by everybody around me and the investors in the company who just seem to really believe and buy into our business concepts and it's just been very exciting. And the support that we're getting, like from you, has been gratifying. I really appreciate our shareholders that have been so supportive in everything we're doing.

Gary Susser: I'm going to ask you one personal question. Are you enjoying what you're doing?

Mitch Francis: I'm having a blast. Great question, Gary. I've got to tell you something. I'm in Vegas every week and every week I get this incredible goose by going to our facilities and seeing a line down the street at every one of our facilities of people waiting in line to buy our product and it just is such a blast to see every single week. It keeps me going, to go back and work numbers.

Gary Susser: Anything to do to shorten the lines?

Mitch Francis: Well, it's kind of a two edge sword that having a line is terrific on one hand, we actually have a mantra in the company of line begets line. So on one hand it's good for people to see - everybody wants to see, ‘Why are those people standing in a line? And how can I get some?” So it definitely helps, but at the same time, we try very hard for the line to move quickly so that we're not abusing our own customers and that they come back and refer other people to us. So far that's working quite well.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Gary Susser: Will you offer online purchases rather than standing in line?

Mitch Francis: Well, as I discussed, we really are not allowed to do that within Vegas. The shows don't want it to be so easy that we start stepping on their toes selling discount tickets before they really have a chance to sell full price tickets to the same customers.

Gary Susser: Well, in the age of laptops, I mean if you go on sale the five hours before the show rather than wait in line, people can get right online and print out the ticket.

Mitch Francis: Right. Well, I think that the online capability is very, very strong and that's what we're looking to really in markets outside of Las Vegas.

Gary Susser: Very good. Mitchell, again, congratulations adding to what everyone else has said, but you already know where I stand.

Mitch Francis: Gary, thanks so much.

Gary Susser: Take care.

Operator: Moving on to Marty Kulman with H&R Block.

(Tony): Mr. Francis, this is - that's actually wrong. This is (Tony), private investor. My question is real estate. How long are the leases that you have? I take it they're strip properties or just off. What's the length of them? And do you see renewing those in the future? Thank you.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Mitch Francis: Sure. The real estate is an extremely important component of our success and ongoing capability within Las Vegas. Our two major facilities are at the Fashion Show Mall and the Hawaiian Marketplace.

The Fashion Show Mall, we're about a year and a half into that lease, a little bit more, and it's a five year lease, so we've got a strong amount of time left with that. And the Hawaiian Marketplace, we're a year into that lease and we have a five year lease.

So we do have long term positions in our major facilities and our secondary facilities, we are about to move just down the street, our facility across from the Stardust, to a new facility that - what is on the table we're hoping is another five year lease and then our downtown Fremont Street experience is a shorter term lease, but the indicators are good that the hotel that we're in that fronts onto the Fremont Street experience is very happy with our performance of bringing so many people to the facilities and I think our strength really is that we - for example at Fashion Show Mall, we are invigorating our whole wing of the mall by the number of people we're bringing inside that mall. So, so far the responses from landlords has been extremely positive about wanting to continue with us and as the time comes, I'm very confident that lease renewals will be a fairly simple task.

(Tony): Thank you.

Mitch Francis: Thank you.

Operator: Our next question comes from Taycourt Investment's, Blair Stewart.

Blair Stewart: Hello, Mitch.

Mitch Francis: Hello, Blair. How are you?

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Blair Stewart: Good. Thanks. Congratulations on the great progress of the company. As you know, I've been around for a number of years and it's nice to see your plan come into place and you've been executing extremely well.

Mitch Francis: Thanks, Blair. You've really always been a tower of support for us and I'm really grateful.

Blair Stewart: I have a couple of questions. To get a strong penetration on the strip, how many new locations do you fell that the company needs?

Mitch Francis: I think it might be possible to have another one or two facilities on the strip itself and we are seeking facilities, but like I said earlier in the call, it's very, very difficult to obtain more facilities on the strip. But we are always trying; we're trying to get two more.

Blair Stewart: If you find these locations, what is the capital required to open a start up location?

Mitch Francis: It's pretty minimal. We have a standardized store build out that's very efficient in it's look and cost. So it really depends, the standard build out is about $60,000 to $75,000, but what we've found, like at our Fashion Show facility where instead of that because we were required to use union, it was double that.

Blair Stewart: But with the - you can probably fund any growth through cash flow?

Mitch Francis: Oh, absolutely. Yes. Yes.

Blair Stewart: Well, that's great. Thanks for taking my questions and continued success in moving the company forward.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Mitch Francis: Thanks so much, Blair.

Blair Stewart: Bye.

Operator: And once again, for those of you who do have a question, simply press the star key followed by the digit one. Again, that is star one. From Cliff Proceviat a shareholder.

Cliff Proceviat: Mitch, it's Cliff Proceviat calling from Calgary, Alberta.

Mitch Francis: Hello, Cliff.

Cliff Proceviat: How are you doing?

Mitch Francis: I'm well. Thank you. How are you?

Cliff Proceviat: That's good. We've been following the company for many, many years and glad to see the results that you're finally achieving. My question relates to Tix4Dinner.

Mitch Francis: Yes.

Cliff Proceviat: What do you foresee as the percentage of total revenue derived from that aspect of the company? Do you see that a big part? Or half? Or a small fraction?

Mitch Francis: I actually see that as a potential to be quite a large contribution in cash flow. It - so far in the way we're working within Las Vegas, we're able to operate the Tix4Dinner's business right out of our existing Tix4Tonight ticket booth. So it is really a very minor increase in expenses and has the potential to generate an awful lot of revenue because putting 2,000 - 3,000 people through our facilities every day and every one of them is going to dinner, it gives us a possibility of as this thing grows to be able to get those - that extra $2 - $3 per person right to our bottom line and grow beyond that. So I do feel that it has a very, very strong potential for the company.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Cliff Proceviat: The experience that you had, you opened I guess a number - or your had the operation for Tix4Dinner for a couple of months. What were the actual revenues? You said they weren't material in your report, but what does that mean?

Mitch Francis: Well, we actually have had a pilot program for the last about month and a half two months, where we've only had one to three restaurants being offered. Well and this was because we had new software created that worked in conjunction with our - or works in conjunction with our ticketing software so that a person who comes up and wants to buy a show on the same transaction can book the reservation for dinner. So it's all integrated software and needed to get some debugging and we were doing, on just the - with one major restaurant that we were working on as a pilot program, we were doing approximately 40, 50, 60 dinner reservations per day just to one restaurant.

Cliff Proceviat: Well, that's good. This is an exciting part of the program as you extend your - the reach into other products. So looking forward to big gains in the sales and revenue for the company.

Mitch Francis: Me, too.

Cliff Proceviat: Well, congratulations. I really do enjoy watching the performance year after year.

Mitch Francis: Thanks, Cliff. That's really nice of you.

Cliff Proceviat: Thank you.

Mitch Francis: OK.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Cliff Proceviat: Bye-bye.

Mitch Francis: Take care.

Operator: And Joe Marsh is a private investor has a question.

Joe Marsh: Hey, Mitch.

Mitch Francis: Hello, Joe. How are you doing?

Joe Marsh: Quarter things are good. I think a good story is the square footage, the one mall you're at that you just have like more sales per square foot than the rest of the planet.

Mitch Francis: I think that's a good story. Maybe we could reiterate that?

Joe Marsh: … real estate. But yes, I think whoever talked about real estate would like to hear what our sales are per square foot or something, if you remember what that is.

Mitch Francis: I do. I do. The top shopping malls in the United States are valued in their gross sales per square foot and the top 20 to 50 shopping malls in the whole country will have gross sales per square foot of $400 per square foot. That's every store's footage included. The form shops at Caesar's Palace in Las Vegas has been the number one shopping mall on a per foot basis for I think 12 years where they have $1,200 per square foot in gross sales and we're doing $12,000 per square foot in sales at our Fashion Show Mall, partly in - as I said earlier, we have very efficient space. We only need 450 square feet and then our design has allowed us to use some of the common area, both inside and outside of the mall, but it's creating a lot of attention in the shopping mall business and particularly, within our current landlord who's just shocked at the kind of revenues that we're producing in - on a per square foot basis.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Joe Marsh: I think the other thing, Mitch, that was interesting is our penetration into the local market, which I think everybody realizes Las Vegas is 1.5 million people these days?

Mitch Francis: Yes. I keep hearing 1.5 million - 1.8 million.

Joe Marsh: We do have a reach out plan to start with the locals on all these things and I think that's part of your growth. And somebody who was so focused on the strip.

Mitch Francis: Right.

Joe Marsh: That there's certainly two or three other locations that caters; dinners and golf and tickets. Locals do the same thing.

Mitch Francis: They do?

Joe Marsh: They try to stay away from the strip. We all know that. The local is not going to go to the mall if they don't have to.

Mitch Francis: That's right.

Joe Marsh: And why don't you- you can talk a little bit and then …

Mitch Francis: We have in mind to try to get some locations within some of the more local shopping malls around town that a smaller facility that can service locals and I think the whole thing got really exciting when you think about packaging dinner and show. So like you said, the locals tend to hate going to the strip, but if you can make it very, very easy for them to do a dinner and a show and it's all discounted at the same time, I think it might have a good opportunity for us to go that way. Thanks for that question. I think it is a good direction to describe that we have in mind.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Operator: And next with Eichberg Associates, we have Peter Eichberg.

Peter Eichberg: Hello, Mitch. It's Peter.

Mitch Francis: Hello, Peter.

Peter Eichberg: I'm not calling with a question, I'm calling basically to make a statement and you know that I've got a neck brace around my neck, so it's difficult to talk. But I felt I had to add to this conference call that you and I have known each other for some 25 years and in those years and I'm proud to say that I'm an original owner of the stock of the company.

Mitch Francis: That's pretty good since I'm only 28 years old.

Peter Eichberg: Well, besides that and I'm older than you are, but not…

Mitch Francis: Not true, everyone, I'm significantly older.

Peter Eichberg: You have always been someone that's been honest. Your honesty is above reproach. Someone that when you talk, people listen and you have energy and foresight and I believe strongly that the reason this company is as successful as it is, is because of the energies, the expertise and the honest and integrity that you throw into it. So Mitch, I'm very proud to know you.

Mitch Francis: Peter, how kind of you. Thank you very much.

TIX CORPORATION
Moderator: Mitch Francis
11-15-06/3:30 p.m. CT
Confirmation # 4477004

Peter Eichberg: And I will hopefully talk to you very soon.

Mitch Francis: You sure will. Thank you and feel better.

Peter Eichberg: Thanks.

Operator: And Mr. Francis, at this point, we have no further questions in our queue.

Mitch Francis: OK. Thank you so much, everyone, for participating. I'm sorry that my presentation was so long-winded. I hope it was informative for you.

Operator: And everyone, that does conclude today's conference call. Thank you for your participation and have a great day.

END